                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

      Filed by the Registrant/X/

      Filed by a Party other than the Registrant/ /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED
                 BY RULE 14a-6(e)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section240.14a-11(c) or
                 Section240.14a-12

                                        CROMPTON CORPORATION
      -----------------------------------------------------------------------
                 (Name of Registrant as Specified In Its Charter)

      -----------------------------------------------------------------------
           (Name of Person(s) Filing Proxy Statement, if other than the
                                    Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total fee paid:
                ----------------------------------------------------------

/ /        Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

           (1)  Amount Previously Paid:
                ----------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------

[LOGO]


                                                                     CROMPTON CORPORATION
                                                                          199 Benson Road
                                                                     Middlebury, CT 06749
                                                                       VINCENT A. CALARCO
                                                                  Chairman, President and
                                                                  Chief Executive Officer

Dear Stockholder:

    You are cordially invited to attend the annual meeting of stockholders of Crompton Corporation to be held at 11:15 a.m. on Tuesday, April 29, 2003, at the Sheraton Stamford Hotel, 2701 Summer Street, Stamford, Connecticut.

    Information about the business of the meeting and the nominees for election as a member of the Board of Directors is set forth in the formal meeting notice and Proxy Statement on the following pages. This year you are asked to elect three directors, to ratify the Board of Directors' selection of an independent auditor for the fiscal year ending December 31, 2003, and to vote on a stockholder proposal.

    It is important that your shares be represented at the meeting. Whether or not you plan to attend the session in person, we hope that you will vote on the matters to be considered and sign, date and return your proxy in the enclosed envelope as promptly as possible. Alternatively, you may choose to vote by telephone or on the internet in accordance with the instructions found on your proxy card.

    The Company's fiscal year 2002 Annual Report is being mailed to stockholders herewith, but it is not part of the proxy solicitation material.

                                           Respectfully yours,

                                           /s/ VINCENT A. CALARCO

                                           Vincent A. Calarco
                                           Chairman, President &
                                           Chief Executive Officer

March 31, 2003

[LOGO]

                              CROMPTON CORPORATION
                     199 BENSON ROAD, MIDDLEBURY, CT 06749
                 NOTICE OF 2003 ANNUAL MEETING OF STOCKHOLDERS
                            TUESDAY, APRIL 29, 2003
                            11:15 A.M. EASTERN TIME
                            SHERATON STAMFORD HOTEL
                               2701 SUMMER STREET
                             STAMFORD, CONNECTICUT
                                     AGENDA

    1. To elect three directors for a term of three years expiring at the 2006 Annual Meeting of Stockholders and until their respective successors are elected and qualified;

    2. To ratify the appointment of KPMG LLP as the Company's independent auditors for 2003;

    3. To consider a stockholder proposal relating to amending the Company's by-laws, if properly presented for action at the meeting; and

    4.  To transact such other business as may properly come before the meeting.

    Stockholders of record at the close of business on February 28, 2003, are entitled to notice of the annual meeting and may vote at the meeting and any adjournment thereof.

    We urge you to date, sign and return the enclosed proxy promptly whether or not you plan to attend the annual meeting. You may also vote by telephone or on the internet in accordance with the instructions found on your proxy card. If you attend the meeting, you may still vote your shares in person, if you wish.

                                           By Order of the Board of Directors,

                                           /s/ Barry J. Shainman
                                           Barry J. Shainman
                                           Secretary

March 31, 2003

                               TABLE OF CONTENTS

  ----------------------------------------------------------------------------

Proxy Statement.............................................      1
About the Meeting...........................................      1
Election of Three Directors.................................      4
Board of Directors..........................................      5
Corporate Governance........................................      8
Principal Holders of Voting Securities......................     11
Security Ownership of Management............................     12
Report of the Organization, Compensation and Governance
  Committee.................................................     13
Report of the Audit Committee...............................     15
Performance Graph...........................................     17
Officers' and Directors' Compensation.......................     18
Approval of Selection of Independent Auditor................     23
Stockholder Proposal........................................     24
Section 16(a) Beneficial Ownership Reporting Compliance.....     26
Other Matters...............................................     26

                                PROXY STATEMENT

  ----------------------------------------------------------------------------

    This statement is furnished in connection with the solicitation of proxies by the Board of Directors of the Company (the "Board" or the "Board of Directors") for use at the annual meeting of the stockholders of the Company to be held on April 29, 2003, at the Sheraton Stamford Hotel, 2701 Summer Street, Stamford, Connecticut, and at any adjournment thereof.

    The Company's annual report for the fiscal year ended December 31, 2002, accompanies this Proxy Statement. It is not proxy soliciting material, nor is it incorporated herein by reference.

    This Proxy Statement and the enclosed form of proxy are first being sent to stockholders on or about March 31, 2003.

--------------------------------------------------------------------------------

                               ABOUT THE MEETING

--------------------------------------------------------------------------------

Q:                      WHAT IS THE PURPOSE OF THE ANNUAL MEETING?

A: At the Annual Meeting, the Company's stockholders will be asked to vote on the matters listed in the accompanying notice of annual meeting, namely:

                        *  the election of Messrs. Vincent A. Calarco and Roger L.
                           Headrick and Dr. Patricia K. Woolf as directors;

                        *  the ratification of KPMG LLP as the Company's independent auditors for 2003; and

                        * a stockholder proposal requesting that the Board of Directors amend the Company's by-laws, as set forth in the Proxy Statement.

                        Stockholders will also transact other business that may
                        properly come before the meeting. The Company's management will be present at the meeting to report on the Company's
                        performance during 2002, and will answer stockholder
                        questions.
                        ------------------------------------------------------------

Q:                      WHO IS ENTITLED TO VOTE?

A:                      Stockholders as of the close of business on the record date,
                        February 28, 2003, are entitled to vote their shares of the
                        Company's common stock. Each outstanding share of common
                        stock is entitled to one vote. At the close of business on the record date, there were 114,281,040 shares of the
                        Company's common stock outstanding. The Company has no other voting securities issued and outstanding.
                        ------------------------------------------------------------

Q:                      HOW MANY SHARES MUST BE PRESENT TO HOLD THE MEETING?

A:                      A quorum must be present at the meeting for business to be conducted. A quorum is reached when there are present at the meeting, in person or by proxy, the holders of a majority of the shares of the Company's common stock outstanding on the record date. Abstentions and withhold-authority votes will be included for purposes of determining a quorum and for
                        purposes of calculating the vote, but will not be considered to have been voted in favor of the item voted upon. Broker non-votes will be included for purposes of determining a
                        quorum, but will not be considered to be represented at the meeting for purposes of calculating the vote so they will
                        not affect the outcome of any proposal.
                        ------------------------------------------------------------

Q:                      WHAT IF A QUORUM IS NOT PRESENT AT THE MEETING?

A:                      If a quorum is not present at the time of the meeting, the stockholders who are represented may adjourn the meeting
                        until a quorum is present. The time and place of the
                        adjourned meeting will be announced at the time the
                        adjournment is taken, and no other notice will be given.
                        ------------------------------------------------------------

Q:                      HOW DO I VOTE?

A:                      You may vote in any of three ways:

                        *  YOU MAY VOTE BY MAIL if you complete, sign and date the accompanying proxy card and return it in the prepaid
                           envelope. Your shares will be voted confidentially and in
                           accordance with your instructions;

                        *  YOU MAY VOTE BY TELEPHONE OR INTERNET in accordance with the instructions found on your proxy card; and

                        *  YOU MAY VOTE IN PERSON if you are a registered
                           stockholder and attend the meeting and deliver your
                           completed proxy card in person. At the meeting, the
                           Company will also pass out written ballots to registered
                           stockholders who wish to vote in person at the meeting.
                           Beneficial owners of shares held in "street name" who
                           wish to vote at the meeting will need to obtain a proxy
                           form from the institution that holds their shares.
                        ------------------------------------------------------------

Q:                      HOW MANY VOTES DOES IT TAKE TO APPROVE THE ITEMS TO BE VOTED
                        UPON?

A:                      Directors are elected by a plurality. This means that
                        assuming a quorum is present at the meeting, the directors will be elected if each receives more affirmative votes cast for director than any other person. The affirmative vote of a majority of the shares having voting power present in
                        person or represented by proxy at the meeting is needed to ratify the selection of KPMG LLP as the Company's
                        independent auditors for 2003, and to approve the
                        stockholder proposal.
                        ------------------------------------------------------------

Q:                      CAN I REVOKE MY PROXY BEFORE IT IS EXERCISED?

A: Yes, you may revoke your proxy and change your vote at any time before the polls close at the meeting:

                        *  by signing another proxy with a later date;

                        *  by voting by telephone or on the internet after the date and time of your last telephone or internet vote; or

                        *  if you are a registered stockholder, by giving written
                           notice of such revocation to the Secretary of the Company
                           prior to or at the meeting or by voting in person at the
                           meeting.

                        Attendance at the meeting will not automatically revoke a
                        previously granted proxy.
                        ------------------------------------------------------------

Q:                      WHO WILL COUNT THE VOTES?

A:                      The Company's transfer agent, Mellon Investor Services LLC, will tabulate and certify the votes and act as inspector of election at the meeting.
                        ------------------------------------------------------------

Q:                      HOW ARE SHARES IN THE CROMPTON EMPLOYEE SAVINGS PLAN,
                        CROMPTON EMPLOYEE STOCK OWNERSHIP PLAN, CROMPTON EMPLOYEE
                        STOCK PURCHASE PLAN AND CROMPTON DIVIDEND REINVESTMENT PLAN
                        VOTED?

A:                      The shares of Company common stock held by the trustee under the Crompton Employee Savings Plan and the Crompton Employee
                        Stock Ownership Plan and in each employee's account under
                        the Crompton Employee Stock Purchase Plan and Crompton
                        Dividend Reinvestment Plan will be voted according to each employee's voting instructions. If no instructions are
                        received, the shares in the Crompton Employee Savings Plan,
                        Crompton Employee Stock Ownership Plan and Crompton Employee
                        Stock Purchase Plan will not be voted while an individual's shares in the Crompton Dividend Reinvestment Plan will be
                        voted in the same manner that such person's shares held of record are voted.
                        ------------------------------------------------------------

Q:                      WHO IS SOLICITING MY VOTE AND WHO PAYS THE COST?

A:                      The Company has retained Mellon Investor Services LLC to
                        assist in the distribution of proxy materials and the
                        solicitation of votes for a fee of $9,500, excluding
                        out-of-pocket expenses. The Company will pay the entire cost of the solicitation and will reimburse banks, brokerage
                        firms, custodians, nominees and fiduciaries for their
                        reasonable expenses in sending proxy materials to the
                        beneficial owners of the Company stock. Proxies may be
                        solicited personally, by mail, by telephone, by facsimile or by telegraph, by the directors, officers or other employees of the Company, without remuneration other than regular
                        compensation.

                        ------------------------------------------------------------

Q:                      WHEN ARE THE YEAR 2004 STOCKHOLDER PROPOSALS DUE?

A:                      If a stockholder wants a proposal to be included in the
                        Company's proxy statement for the 2004 Annual Meeting of
                        Stockholders, the proposal, in writing and addressed to the
                        Company's Secretary, must be received by the Company no
                        later than December 1, 2003. If a stockholder wishes to
                        recommend nominees to the Board of Directors, or to bring
                        other business before an annual meeting, the proposal, in
                        writing and addressed to the Company's Secretary, must be
                        received by the Company no later than January 30, 2004, or not later than ten days after notice of the date of the
                        annual meeting is given to stockholders, whichever date is earlier.
                        ------------------------------------------------------------

Q:                      WHAT OTHER INFORMATION ABOUT THE COMPANY IS AVAILABLE?

A:                      Interested parties may request a copy of the Company's
                        Annual Report on Form 10-K and our quarterly financial news releases by fax or through the mail. This and other
                        important information about the Company is also available on our web site at www.cromptoncorp.com.

--------------------------------------------------------------------------------

                          ELECTION OF THREE DIRECTORS

--------------------------------------------------------------------------------

    The by-laws of the Company provide for a board of directors divided into three classes. Directors of one class are elected each year for a term of three years. There are currently seven directors in office, three of whom are standing for election as Class III directors whose term will expire at the 2006 annual meeting, three of whom are Class I directors whose term will expire at the 2004 annual meeting, and one is a Class II director whose term will expire at the 2005 annual meeting.

    The Board has nominated the three persons named below to serve as Class III directors whose term will expire at the 2006 annual meeting and until their respective successors are elected and have qualified. The Class III nominees are members of the present Board who have served as directors since the dates set forth after their names. The three nominees and all of the incumbent directors have previously been elected by the stockholders. If any of the nominees are not available, an event not anticipated, the proxies will be voted for the other nominees and for a substitute if any is designated by the Board of Directors.

                               BOARD OF DIRECTORS

  ----------------------------------------------------------------------------

NOMINEES FOR DIRECTOR

                                 CLASS III (TO SERVE UNTIL THE ANNUAL MEETING OF
                                 STOCKHOLDERS IN 2006)

                                 VINCENT A. CALARCO, 60, is Chairman of the Board,
            [PHOTO]              President and Chief Executive Officer of the Company
                                 and served a predecessor corporation in those same
                                 capacities. Mr. Calarco has been a director of the
                                 Company, or a predecessor company, since 1985. He also
                                 serves as a director of Consolidated Edison, Inc. and
                                 Newmont Mining Corporation.

                                 ROGER L. HEADRICK, 66, is the Managing General Partner
            [PHOTO]              of HMCH Ventures, a private investment company,
                                 Wayzata, MN, the President and Chief Executive Officer
                                 of ProtaTek International, Inc., a biotechnical animal
                                 vaccine company, St. Paul, MN and Chairman of New
                                 Biotics, Inc., a cancer research and development
                                 company, San Diego, CA. Mr. Headrick is the former
                                 President and Chief Executive Officer of the Minnesota
                                 Vikings Football Club, Inc., Eden Prairie, MN. Mr.
                                 Headrick has been a director of the Company, or a
                                 predecessor company, since 1988. He also serves as a
                                 director of Caremark Rx, Inc.

                                 PATRICIA K. WOOLF, PH.D., 68, is a private investor,
            [PHOTO]              and Lecturer in the Department of Molecular Biology,
                                 Princeton University, Princeton, NJ. Dr. Woolf has
                                 been a director of the Company, or a predecessor
                                 company, since 1994. She also serves as a director of
                                 the American Balanced Fund, Fundamental Investors, the
                                 Growth Fund of America, Inc., the Income Fund of
                                 America, Inc., Smallcap World Fund, Inc., First Energy
                                 Corporation and the National Life Holding Co. Dr.
                                 Woolf also serves as a trustee of the New Economy
                                 Fund.

INCUMBENT DIRECTORS

                                 CLASS I (TO SERVE UNTIL THE ANNUAL MEETING OF
                                 STOCKHOLDERS IN 2004)
                                 LEO I. HIGDON, JR., 56, is the President of the
            [PHOTO]              College of Charleston, Charleston, SC. He is the
                                 former President of Babson College, Babson Park, MA,
                                 and former Dean of the Darden Graduate School of
                                 Business Administration of the University of Virginia,
                                 Charlottesville, VA. Mr. Higdon is also a former
                                 Managing Director and member of the Executive
                                 Committee of Salomon Brothers, an investment banking
                                 firm, New York, NY. Mr. Higdon has been a director of
                                 the Company, or a predecessor company, since 1993. He
                                 also serves as a director of Newmont Mining
                                 Corporation and Eaton Vance Corp.

                                 C. A. (LANCE) PICCOLO, 62, is President and Chief
            [PHOTO]              Executive Officer of HealthPic Consultants, Inc., a
                                 strategic health-care consulting firm, Lincolnshire,
                                 IL. Prior to the merger of Caremark International Inc.
                                 and MedPartners/Mullikin, Inc., he was the Chairman
                                 and Chief Executive Officer of Caremark International
                                 Inc., a provider of alternate-site health-care
                                 services, North Brook, IL. He is former Executive Vice
                                 President of Baxter International Inc., a supplier of
                                 health-care products, Deerfield, IL. Mr. Piccolo has
                                 been a director of the Company, or a predecessor
                                 company, since 1988. He also serves as a director and
                                 Vice Chairman of the Board of Caremark Rx, Inc. and as
                                 a director of Novamed Eyecare, Inc.

                                 BRUCE F. WESSON, 60, is President of Galen Associates,
            [PHOTO]              a health care venture firm, New York, NY and a General
                                 Partner of Galen Partners, L.P., New York, NY. Prior
                                 to January 1991, he was Senior Vice President and
                                 Managing Director of Smith Barney, Harris Upham & Co.
                                 Incorporated, an investment banking firm, New York,
                                 NY. Mr. Wesson has been a director of the Company, or
                                 a predecessor company, since 1980. He also serves as
                                 Chairman of the Board of QMED and as a director of
                                 Halsey Drug Co., Inc. and Encore Medical Corp.

                                 CLASS III (TO SERVE UNTIL THE ANNUAL MEETING OF
                                 STOCKHOLDERS IN 2006)

                                 ROBERT A. FOX, 65, is the Managing General Partner of
            [PHOTO]              Fox Investments L.P., an investment management
                                 company, Palo Alto, CA, and Chairman of AgriCapital
                                 Advisors, an advisory board to AgriCapital
                                 Corporation, a New York, NY based firm providing
                                 banking, financing and consulting services to the
                                 agriculture industry. He is former President and Chief
                                 Executive Officer of Foster Farms, a privately held,
                                 integrated poultry company, Livingston, CA. Mr. Fox
                                 has been a director of the Company, or a predecessor
                                 company, since 1990. He also serves as a director of
                                 the American Balanced Fund, Fundamental Investors, the
                                 Growth Fund of America, Inc., the Income Fund of
                                 America, Inc., the New Perspective Fund and the New
                                 World Fund, Inc. He also serves as a trustee of the
                                 Euro-Pacific Growth Fund.

    The affirmative vote of the holders of a plurality of the shares that are present in person or represented by proxy at the meeting is required to elect directors.

    The Board of Directors recommends a vote FOR the election as directors of the persons named herein, and proxies will be so voted unless stockholders specify to the contrary in their proxies or specifically withhold authority to vote for any individual nominee.

                              CORPORATE GOVERNANCE

  ----------------------------------------------------------------------------

ROLE OF THE BOARD OF DIRECTORS IN CORPORATE GOVERNANCE

    The Board of Directors of the Company is elected by the stockholders with the responsibility to oversee and direct the management of the Company so as to enhance stockholder value. The Board works with management to select and approve a corporate philosophy and mission and in connection therewith the Board reviews, approves and monitors management's strategic and business plans and the Company's financial objectives, plans and actions. The Board approves the Company's material transactions, significant capital allocations and expenditures and measures the performance of management in relation to the performance of peer companies and the speciality chemical industry as a whole. The Board also periodically reviews the performance of the Chief Executive Officer.

    The Board adopts policies of corporate conduct including compliance with applicable laws and regulations, auditing and accounting principles and financial controls, and the Company's own governing documents. The Board assesses its own effectiveness in fulfilling these and other Board responsibilities and performs such other functions as are prescribed by law, or assigned to the Board in the Company's governing documents.

ROLE OF THE ORGANIZATION, COMPENSATION AND GOVERNANCE COMMITTEE IN CORPORATE GOVERNANCE

    The Organization, Compensation and Governance Committee makes recommendations to the Board with respect to the organization, size and composition of the Board, including the assignment of directors to committees and committee chairmanships. The Committee identifies suitable candidates for Board membership, reviews their qualifications and proposes a slate of directors for election by the stockholders at each annual meeting.

    The Organization, Compensation and Governance Committee makes an annual assessment of the performance of the Board and reviews its corporate governance principles, recommends its compensation and advises the Board with respect to the selection and performance of the Chief Executive Officer. The Committee assists the Board in providing for the orderly succession in the top management of the Company.

BOARD MEETINGS HELD

    The Board of Directors held five regular meetings and two special meetings during 2002. All of the directors attended at least 75% of the aggregate number of meetings of the Board and the committees on which they served in 2002.

BOARD COMMITTEES

    The Board has established four committees to assist it in the discharge of its responsibilities. Committee membership is limited to directors who are not employees of the Company.

                                COMMITTEE MEMBERSHIP
                                                ORGANIZATION,
                                  FINANCE AND   COMPENSATION AND    SAFETY, HEALTH
        NAME           AUDIT      PENSION       GOVERNANCE          AND ENVIRONMENT
---------------------     --           --               --                 --
Robert A. Fox             x                                                x
Roger L. Headrick                      x                *
Leo I. Higdon, Jr.                     *                x
C.A. (Lance) Piccolo      x                             x
Bruce F. Wesson           *                                                x
Patricia K. Woolf         x                                                *
No. of Mtgs. in 2002      7            2                4                  2

* Chairman of the Committee

    The Audit Committee meets periodically with the Company's management to review the Company's major financial risk exposures and with the independent auditor to review the scope of the annual audit and the policies relating to internal auditing procedures and controls, provides general oversight with respect to the adequacy and effectiveness of the Company's internal administrative and business process controls and to the accounting principles employed in the Company's financial reporting, and reviews the Company's quarterly reports on Form 10-Q and annual report on Form 10-K prior to their filing. The Audit Committee also selects the auditor after discussion with the Board, evaluates the auditor's qualifications, independence and performance, has responsibility for approving all audit and non-audit services provided by the independent auditor, considers the possible effect of providing such non-audit services on the auditor's independence, and reviews the range of fees of the auditor for both audit and non-audit services. The Audit Committee also reviews earnings press releases and financial information and earnings guidance provided to analysts and rating agencies, establishes procedures for handling complaints about accounting and auditing matters, and periodically reviews the Company's Code of Business Conduct and Ethics.

    The Organization, Compensation and Governance Committee is responsible for the administration of the Company's compensation plans, including approval of the level of compensation for senior executive officers named in the proxy statement and adoption of bonus and deferred compensation plans and arrangements for executive officers. The Committee reviews and approves the corporate goals and objectives relevant to the Chief Executive Officer's compensation and sets his compensation based on this evaluation. The Committee also makes recommendations with respect to the organization, size and composition of the Board, identifies suitable candidates for Board membership and reviews their qualifications, proposes a slate of directors for election by the stockholders at each annual meeting, and assists the Board in providing for orderly succession in the top management of the Company. The Committee makes an annual assessment of the performance of the Board and reviews its corporate governance principles.

    The Finance and Pension Committee has the authority, which it may exercise when the Board is not in session, to approve certain debt financings and reviews and makes recommendations to the Board regarding the issuance or reacquisition of securities, major debt financings, capital expenditures, acquisitions, divestitures and other expenditures, dividend policy, management of pension assets, and risk management policy and strategy.

    The Safety, Health and Environment Committee provides guidance to and oversight of management with respect to safety, health and environmental matters including the review of the Company's safety, health and environmental performance, policies, standards, procedures, management systems and strategic plans. The Committee also recommends actions and policies that will enable the Company to achieve a high level of safety, health and environmental performance compared with its peers in the chemical industry and to maintain good relations with the Company's neighbors.

--------------------------------------------------------------------------------

                     PRINCIPAL HOLDERS OF VOTING SECURITIES

--------------------------------------------------------------------------------

    The following persons were known to the Board of Directors to be the beneficial owner of more than 5% of the Company's outstanding common stock as of December 31, 2002:

                                                 SHARES
                                              BENEFICIALLY        PERCENT OF
             NAME AND ADDRESS                     OWNED              CLASS
------------------------------------------  -----------------   ---------------
Lord, Abbett & Co.                            11,125,173(1)          9.73%
  90 Hudson Street
  Jersey City, NJ 07302
Capital Research and Management Company       9,323,600(2)           8.16%
  333 South Hope Street
  Los Angeles, CA 90071
Barrow, Hanley, Mewhinney & Strauss, Inc.     8,431,424(3)           7.38%
  3232 McKinney Avenue
  Dallas, TX 75204
FMR Corp.                                     6,529,898(4)           5.71%
  82 Devonshire Street
  Boston, MA 02109

(1) Lord, Abbett & Co. has advised that they have sole voting power and sole dispositive power for 11,125,173 shares.

(2) Capital Research and Management Company has advised that they have sole dispositive power for 9,323,600 shares. Capital Research and Management Company acts as investment advisor for Washington Mutual Investors
    Fund, Inc. with respect to 5,800,001 of the shares listed above. Capital Research and Management Company disclaims beneficial ownership of all shares pursuant to Rule 13d-4.

(3) Barrow, Hanley, Mewhinney & Strauss, Inc. has advised that they have sole voting power for 1,139,719 shares, shared voting power for 7,291,705 shares and sole dispositive power for 8,431,424 shares. Barrow, Hanley, Mewhinney & Strauss, Inc. acts as investment advisor for Vanguard Windsor Funds Windsor II Fund with respect to 6,238,569 of the shares listed above.

(4) FMR Corp. has advised that they have sole voting power for 447 shares and sole dispositive power for 6,529,898 shares. Fidelity Management and Research Company, a wholly owned subsidiary of FMR Corp., acts as investment advisor to various investment companies with respect to 6,529,451 of the
    shares listed above.            .

                             SECURITY OWNERSHIP OF
                                   MANAGEMENT

  ----------------------------------------------------------------------------

    The directors and the executive officers of the Company have advised that they were directly or indirectly the beneficial owners of outstanding Common Stock of the Company at the close of business on February 28, 2003, as set forth below, in each case representing less than one percent of such shares outstanding except as otherwise indicated. The table also shows the number of shares credited to the individual's account under the Directors Deferred Compensation Plan ("Deferred Compensation Plan"), Directors Restricted Stock Plan ("Restricted Stock Plan"), the Dividend Reinvestment Plan ("DRIP") and stock options exercisable within 60 days of February 28, 2003 ("Exercisable Options").

                               AMOUNT AND NATURE
                           OF BENEFICIAL OWNERSHIP(1)
                          ----------------------------
                                                          DEFERRED
                                            EXERCISABLE  COMPENSATION               RESTRICTED
         NAME             COMMON STOCK       OPTIONS        PLAN          DRIP      STOCK PLAN
-----------------------    ---------        ---------       -------       ------      ------
Vincent A. Calarco         1,302,972(2)     2,588,000            --       45,126          --
Robert A. Fox                 48,562           69,585        22,134        1,101      13,952
Roger L. Headrick             44,000           69,585        24,641        2,218      15,677
Leo I. Higdon, Jr.             7,000           68,743        24,276          253       2,727
C.A. (Lance) Piccolo           2,400           69,585        19,519        1,977      14,139
Bruce F. Wesson                3,235           44,419        32,617           --          --
Patricia K. Woolf              4,875           67,810        19,482          866       6,288
Alfred F. Ingulli            172,849(3)       588,967            --           --          --
Peter Barna                  244,670(4)       514,105            --           --          --
William A. Stephenson        128,616(5)       449,618            --           --          --
John T. Ferguson II          123,600(6)       517,500            --           --          --
Directors and Executive
  Officers as a Group
  (21 persons).........    2,869,071(7)     7,529,676       142,669       56,283      52,783

(1) Except as noted below, the executive officers and directors have both sole voting and sole investment power over the shares reflected in this table.

(2) Includes 461,911 shares held under the 1988 Long Term Incentive Plan (the "1988 Plan") and the Crompton Corporation Employee Stock Ownership Plan (the "ESOP"), as to which he has voting but, except with respect to 50,671 shares in the ESOP, no investment power; 12,406 shares acquired through the Benefit Equalization Plan Trust (the "BEP"); 58,872 shares owned by his wife and 33,833 shares held in trust for their children, as to which he disclaims beneficial ownership. Mr. Calarco is deemed to be the beneficial owner of 3.4% of the outstanding shares of the Company's Common Stock.

(3) Includes 29,750 shares held under the 1988 Plan and the ESOP as to which he has voting but, except with respect to 2,570 shares in the ESOP, no investment power.

(4) Includes 141,937 shares held under the 1988 Plan and the ESOP as to which he has voting but, except with respect to 58,449 shares in the ESOP, no investment power and 5,183 shares acquired through the BEP.

(5) Includes 78,478 shares held under the 1988 Plan and the ESOP as to which he has voting but, except with respect to 2,620 shares in the ESOP, no investment power.

(6) Includes 8,621 shares held under the 1988 Plan as to which he has voting but no investment power and 24,389 shares acquired through the BEP.

(7) Includes 900,454 shares held under the 1988 Plan and the ESOP, as to which they have voting but, except with respect to 125,823 shares in the ESOP, no investment power; 41,978 shares held through the BEP; 13,768 shares held through the Crompton Corporation Employee Stock Purchase Plan; and 95,306 shares owned by wives and in trusts for children, as to which beneficial ownership is disclaimed. Directors and Executive Officers as a group are deemed to be the beneficial owner of 8.7% of the outstanding shares of the Company's Common Stock.

--------------------------------------------------------------------------------

                          REPORT OF THE ORGANIZATION,
                     COMPENSATION AND GOVERNANCE COMMITTEE

--------------------------------------------------------------------------------

EXECUTIVE COMPENSATION PHILOSOPHY

    The compensation program for the Company's executive officers is administered in accordance with a pay for performance philosophy to link executive compensation with the values, objectives, business strategy, management initiatives and financial performance of the Company. In addition, a significant portion of each executive officer's compensation is contingent upon the creation of shareholder value.

    The Organization, Compensation and Governance Committee of the Board (the "Committee") believes that stock ownership by management and restricted stock-based performance compensation plans serve to align the interests of management and other stockholders in the enhancement of shareholder value. To that end, executive officers are encouraged to retain the shares they earn through the compensation programs and are given the opportunity to defer receipt of the shares of common stock.

    The compensation of the Company's executive officers comprises cash and equity components and is designed to be competitive and highly leveraged based upon corporate financial performance and shareholder returns. The compensation program provides an opportunity to earn compensation in the third quartile within the chemical industry as well as within a broader group of companies of comparable size and complexity. Actual compensation levels may be greater or less than competitive levels in surveyed companies based upon annual and long-term performance of the Company as well as individual performance. Several performance measures are used for compensation purposes for the Company's executive officers and heads of the businesses. Primary measures used in the annual and long-term incentive programs include earnings growth, debt reduction and market cap growth, with executives also linked to shareholder return through stock options and restricted performance share awards.

BASE SALARIES

    Base salary ranges at the median to 75th percentile levels for executive officers are determined after reviewing data from several national surveys on salaries for executives at companies within the chemical industry as well as within a broader group of companies of similar size and complexity.

MANAGEMENT INCENTIVE PLAN

    Annual incentives may be earned under the Company's Management Incentive Plan. Target and maximum incentives (currently at 175% of target) are set by formula to offer executive officers an opportunity to earn annual compensation at the 75th percentile levels if high levels of performance are met.

STOCK OPTIONS AND PERFORMANCE SHARES

    Long-term incentives at the Company consist of annual grants of stock options and periodic grants of restricted performance shares that can be earned over a multi-year period based on goals selected by the Committee out of those approved under the 1998 Long-Term Incentive Plan. Awards are divided evenly in value between stock options and restricted performance shares and are set at levels designed to offer opportunities at the 75thpercentile.

STOCK OWNERSHIP

    The Company has adopted stock ownership goals for its executive officers, which range from five times salary for the CEO to three or two times salary for the remaining officers. Total stock ownership for this group as of February 28, 2003, was 2,808,868 shares.

TAX DEDUCTIBILITY OF EXECUTIVE COMPENSATION

    The Committee's policy on the tax deductibility of compensation is to maximize deductibility to the extent possible without abdicating all of its discretionary power. To this end, the Committee has submitted complying plans to stockholders; however, the Committee has occasionally taken actions that result in non-deductible compensation and may do so again in the future when it determines that such actions are in the Company's best interests.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

    The Committee reviews and approves the corporate goals and objectives relevant to the Chief Executive Officer's compensation and annually evaluates the Chief Executive Officer's performance in light of those goals and objectives. In 2002, the base salary, incentive compensation, stock option and restricted stock awards for the Chief Executive Officer were determined by the Board of Directors based on the recommendations of the Committee using the principles outlined above. The Committee increased Mr. Calarco's base salary from $865,000 to $890,000 during fiscal year 2002 and granted him a stock option award of 225,000 shares.

ORGANIZATION, COMPENSATION AND GOVERNANCE COMMITTEE

    Decisions on compensation of the Company's executive officers are made by the Organization, Compensation and Governance Committee, a committee of the Board of Directors composed of the persons listed below, all of whom are non-employee directors. The Committee has retained an independent executive compensation consultant who has access to independent compensation data to evaluate the Company's executive compensation program.

    The Organization, Compensation and Governance Committee also plays a significant role in the corporate governance of the Company. The Committee's role in corporate governance is described on page 8 above.

    The Organization, Compensation and Governance Committee:

                                           Roger L. Headrick, Chairman
                                           Leo I. Higdon, Jr.
                                           C. A. Piccolo

--------------------------------------------------------------------------------

                         REPORT OF THE AUDIT COMMITTEE

--------------------------------------------------------------------------------

    The Audit Committee has a written charter which has been adopted by the Board of Directors. The Company's Audit Committee consists of four independent members of the Board as defined in Sections 303.01(B)(2)(a) and (3) of the New York Stock Exchange's listing standards.

    The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2002, with management. The Audit Committee has also discussed with the Company's independent auditors, KPMG LLP, the matters required to be discussed by SAS 61. In addition, the Audit Committee has received the written disclosure and the letter from KPMG LLP required by Independence Standards Board Standard No. 1 and has discussed with KPMG LLP such auditing firm's independence. Based upon these reviews and discussions, the Audit Committee recommended that the audited financial statements be included in the Company's Annual Report on Form 10-K for the last fiscal year for filing such report with the U.S. Securities and Exchange Commission.

    The Audit Committee:

                                           Bruce F. Wesson, Chairman
                                           Robert A. Fox
                                           C. A. Piccolo
                                           Patricia K. Woolf, Ph.D.

AUDIT FEES

    The aggregate fees billed for professional services rendered by KPMG LLP for the audit of the Company's annual financial statements for the most recent fiscal year and the review of the financial statements included in the Company's Quarterly Reports on Form 10-Q for the fiscal year were $2.4 million.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

    The aggregate fees billed for professional services rendered by KPMG LLP for financial information systems design and implementation for the most recent fiscal year were less than $100,000.

ALL OTHER FEES

    The aggregate fees billed for professional services rendered by KPMG LLP other than audit fees and financial information systems design and implementation fees for the most recent fiscal year were $3.3 million, of which $1.5 million were audit-related services and $1.8 million were tax-related services.

    The Audit Committee has considered whether the providing of financial information systems design and implementation and all other services by KPMG LLP to the Company is compatible with maintaining the independence of KPMG LLP and concluded that the independence of KPMG LLP is not compromised by the providing of such services.

                               PERFORMANCE GRAPH

  ----------------------------------------------------------------------------

    The following graph compares the cumulative total return on the Common Stock of the Company for the last five fiscal years with the returns on the Standard & Poor's 500 Stock Index and the Chemicals (Specialty)-500 Index, assuming the investment of $100 in the Company's Common Stock, the S&P 500 Index and the Chemicals (Specialty)-500 Index on December 31, 1997, and the reinvestment of all dividends.

                            COMPARISON OF FIVE-YEAR
                 CUMULATIVE TOTAL RETURN AMONG CROMPTON CORP.,
                    S&P 500 AND S&P 500 SPECIALTY CHEMICALS

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                           12/31/97  12/31/98  12/31/99  12/31/00  12/31/01  12/31/02
CROMPTON CORPORATION        $100.00    $78.90    $50.90    $40.80    $35.70    $24.10
S&P 500                     $100.00   $128.60   $155.60   $141.50   $124.70    $97.10
CHEMICALS (SPECIALTY)-500   $100.00    $85.20    $94.30    $83.90    $78.60    $88.30

                                                  12/31/97   12/31/98   12/31/99   12/31/00   12/31/01   12/31/02
                                                   ------     ------     ------     ------     ------     -----
CROMPTON CORP..................................    $100.0     $ 78.9     $ 50.9     $ 40.8     $ 35.7     $24.1
S&P 500........................................    $100.0     $128.6     $155.6     $141.5     $124.7     $97.1
S&P 500 SPECIALTY CHEMICALS....................    $100.0     $ 85.2     $ 94.3     $ 83.9     $ 78.6     $88.3

Note: Assumes an initial investment of $100 on December 31, 1997. Total return includes reinvestment of dividends.

The Chemicals (Specialty)-500 Index companies are as follows: Ecolab Inc., Great Lakes Chemical Corporation, International Flavors & Fragrances Inc., Rohm & Haas Company and Sigma-Aldrich Corporation. In 2002, Rohm & Haas Company replaced Hercules, Inc. in the Index and the graph represents the results of Hercules, Inc. for the four year period ended December 31, 2001, and the results of Rohm & Haas Company for the one year period ended December 31, 2002.

    Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 (the "Exchange Act") that might incorporate future filings, including this Proxy Statement, in whole or in part, the foregoing Report of the Organization, Compensation and Governance Committee, the Report of the Audit Committee and the Performance Graph shall not be deemed incorporated by reference into any such filings.

--------------------------------------------------------------------------------

                     OFFICERS' AND DIRECTORS' COMPENSATION

--------------------------------------------------------------------------------

    The following tables set forth information concerning compensation paid or to be paid to the chief executive officer of the Company and each of the four most highly compensated executive officers of the Company other than the chief executive officer, for services to the Company in all capacities during 2000, 2001 and 2002, except as noted, and options granted to and exercised by the same individuals during the period indicated.

                           SUMMARY COMPENSATION TABLE

                                                                                   LONG TERM
                                                                                  COMPENSATION
                                            ANNUAL COMPENSATION                      AWARDS
                                -------------------------------------------   --------------------
                                                                              RESTRICTED
                                                                  OTHER        STOCK     SECURITIES
           NAME AND                        SALARY      BONUS     COMPENSATION  AWARDS    UNDERLYING
      PRINCIPAL POSITION         YEAR        ($)        ($)       ($)(1)      ($)(2)(3)  OPTIONS(#)
------------------------------    ----     -------    -------     -------     --------    -------
Vincent A. Calarco                2002     887,917         --     116,642         --      225,000
  Chairman of the Board,          2001     861,667         --     116,959         --      350,000
  President and CEO               2000     823,750    500,000     176,502         --      375,000
Alfred F. Ingulli                 2002     387,500         --      45,974         --       45,000
  Executive Vice President,       2001     371,667    170,000      70,304         --       60,000
  Crop Protection                 2000     325,000    186,000      47,635         --       75,000
Peter Barna                       2002     352,500         --      51,613         --       50,000
  Senior Vice President and       2001     337,500         --      57,583         --       60,000
  Chief Financial Officer         2000     318,333    125,000      66,927         --       75,000
William A. Stephenson             2002     346,667         --      42,494         --       50,000
  Executive Vice President,       2001     316,667    115,000      58,012         --       60,000
  Plastics & Petroleum
  Additives                       2000     286,667    235,000      42,022         --       75,000
John T. Ferguson II               2002     330,027         --      44,880         --       50,000
  Senior Vice President           2001     314,997         --      45,952         --       60,000
  and General Counsel             2000     299,995    110,000      57,447         --       75,000

(1) Includes the following amounts paid during 2002 under the Company's Supplemental Medical and Dental Reimbursement Plans (the "SMD"), The Uniroyal Age Supplement (the "AS"), the Uniroyal Chemical split dollar life insurance plan (the "SDP"), the Uniroyal Excess Cap Program (the "ECAP") or as employer contributions under the Company's Employee Stock Ownership Plan (the "ESOP") and Crompton Employee Savings Plan (the "CESP") (with that portion of the ESOP and CESP contributions in excess of the Section 401(k) and Section 415 limitations having been paid into the Company's Benefit Equalization Plan): Mr. Calarco, $6,288 (SMD), $35,517 (ESOP), $39,956
    (CESP); Mr. Ingulli, $12,618 (AS), $1,108 (SDP), $17,206 (ECAP), $1,250
    (ESOP), $1,406 (CESP); Mr. Barna, $3,679 (SMD), $14,100 (ESOP), $15,863
    (CESP); Mr. Stephenson, $5,692 (AS), $2,614 (SDP), $4,744 (ECAP), $3,400
    (ESOP), $3,825 (CESP); and Mr. Ferguson, $997 (SMD), $13,201 (ESOP), $14,851
    (CESP).

(2) Total restricted stock outstanding for the persons shown in the table at the end of fiscal year 2002: Vincent A. Calarco, 605,412 shares valued at $3,650,634, of which 461,412 shares valued at $2,782,314 are forfeitable; Alfred F. Ingulli, 73,583 shares valued at $443,705, all of which shares are forfeitable; Peter Barna, 128,028 shares valued at $772,009, of which 107,028 shares valued at $645,379 are forfeitable; William A. Stephenson, 64,233 shares valued at $387,325, all of which shares are forfeitable; and John T. Ferguson II, 91,628 shares valued at $552,517, all of which shares are forfeitable.

(3) Under the terms and conditions of the Crompton Corporation Long Term Incentive Plan for the period 2001-2002 a portion of the award vested on December 31, 2002. Total Restricted Stock vesting for the persons shown in the table at the end of fiscal 2002: Vincent A. Calarco, 127,500 shares; Alfred F. Ingulli, 29,750 shares; Peter Barna, 29,750 shares; William A. Stephenson, 20,400 shares; and John T. Ferguson II, 21,250 shares. These shares are included in the totals above in footnote (2).

                      OPTION GRANTS IN LAST FISCAL YEAR(1)

                                                  Individual Grants
                                                                                       POTENTIAL REALIZABLE
                                                                                         VALUE AT ASSUMED
                                               PERCENT OF                              ANNUAL RATES OF STOCK
                                  NUMBER OF      TOTAL                                         PRICE
                                 SECURITIES     OPTIONS                                  APPRECIATION FOR
                                 UNDERLYING    GRANTED TO       EXERCISE                    OPTION TERM
                                   OPTIONS     EMPLOYEES IN     PRICE       EXPIRATION ---------------------
             NAME                GRANTED(#)    FISCAL YEAR      ($/SH)        DATE       5%($)      10%($)
-------------------------------  -----------   --------------   ---------   --------   ---------   ---------
Vincent A. Calarco                211,207(2)       16.62%         7.25      11/21/12     962,995   2,440,419
                                   13,793(3)        1.09%         7.25      10/22/12      62,889     159,373
Alfred F. Ingulli                  31,207(2)        2.46%         7.25      11/21/12     142,288     360,585
                                   13,793(3)        1.09%         7.25      10/22/12      62,889     159,373
Peter Barna                        36,207(2)        2.85%         7.25      11/21/12     165,085     418,359
                                   13,793(3)        1.09%         7.25      10/22/12      62,889     159,373
William A. Stephenson              36,207(2)        2.85%         7.25      11/21/12     165,085     418,359
                                   13,793(3)        1.09%         7.25      10/22/12      62,889     159,373
John T. Ferguson II                36,207(2)        2.85%         7.25      11/21/12     165,085     418,359
                                   13,793(3)        1.09%         7.25      10/22/12      62,889     159,373

(1) An option entitles the holder to purchase one share of the Common Stock of the Company at a purchase price equal to the fair market value of the Company's Common Stock on the date of grant of all of the options shown in the table. All options are subject to expiration prior to the dates shown in the table in case of death or termination of employment. The purchase price for stock on the exercise of options may be paid in cash or in shares of the Company's Common Stock already owned by the option holder, or by a combination thereof. In the event of a change in control of the Company, all of the options shown in the table will immediately become exercisable.

(2) Non-qualified options. Vest on 10/22/2003 and 10/22/2004.

(3) Incentive Stock options. Vest on 10/22/2004.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                                                    VALUE OF UNEXERCISED
                                   SHARES                   NUMBER OF SECURITIES    IN-THE-MONEY OPTIONS
                                   ACQUIRED                UNDERLYING UNEXERCISED       AT FY-END ($)
                                     ON         VALUE      OPTIONS AT FY-END (#)     12/31/02--FMV $6.03
                                   EXERCISE     REALIZED   ----------------------   ---------------------
              NAME                   (#)          $        EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
---------------------------------  ----------   --------   ---------   ----------   --------   ----------
Vincent A. Calarco                       0           0     2,588,000    400,000           0           0
Alfred F. Ingulli                    3,077       4,890       588,967     75,000           0           0
Peter Barna                              0           0       514,105     80,000           0           0
William A. Stephenson                1,026       1,446       449,618     80,000           0           0
John T. Ferguson II                      0           0       517,500     80,000           0           0

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    Messrs. Higdon, Jr. and Piccolo served as members and Mr. Headrick served as Chairman of the Organization, Compensation and Governance Committee during the last completed fiscal year. No member of the Organization, Compensation and Governance Committee is a current or former officer or employee of the Company or any of its subsidiaries.

RETIREMENT PLANS

    Each of the persons shown in the Summary Compensation Table on page 18 above is covered by a supplemental retirement agreement with the Company.

    SUPPLEMENTAL RETIREMENT AGREEMENTS WITH VINCENT A. CALARCO, PETER BARNA AND JOHN T. FERGUSON II. In the case of Messrs. Calarco, Barna and Ferguson, the executive's total annual benefit payable under the supplemental retirement agreement to the executive for life will be 60%, 50% and 50%, respectively, of the average total compensation (including salary and bonus) paid to the executive during the highest five years of the last ten years prior to the executive's normal retirement age.

    SUPPLEMENTAL RETIREMENT AGREEMENTS WITH ALFRED F. INGULLI AND WILLIAM A. STEPHENSON. In the case of Messrs. Ingulli and Stephenson, the executive's retirement benefits under each supplemental agreement supplement the benefit paid to the executive under a Uniroyal Chemical Company, Inc. ("Uniroyal") defined benefit pension plan so that the total annual benefit payable to the executive will be 55% of the average total compensation (including salary and bonus) paid to the executive during the highest five years of the last ten years prior to the executive's retirement or, at his election, Mr. Ingulli may receive a lump sum payment earned under a previous supplemental retirement agreement with Uniroyal.

    PROVISIONS FOR REDUCED PAYMENTS UNDER THE SUPPLEMENTAL RETIREMENT AGREEMENTS. A supplemental benefit in a reduced amount may be payable in the event of termination of employment prior to normal retirement age. At any time after the date on which benefit payments commence, the executive may elect to receive a single lump sum equal to 90% of the actuarial equivalent of the benefit otherwise payable to the executive. An executive may elect to have the executive's supplemental benefit under the agreement paid in a form which will provide for the continuation of benefits, to a beneficiary selected by the executive, upon the executive's death after retirement. Each agreement also provides for the payment of a reduced benefit to the executive's beneficiary in the event of the executive's death prior to normal retirement age and for the payment of disability benefits in addition to those available under the Company's regular disability insurance program. Benefits under each agreement are not payable if the executive voluntarily terminates the executive's employment, unless such termination is the result of the executive's retirement (in the case of Mr. Calarco, on or after reaching age 62) or is with approval of the Board, and meets certain other conditions set forth in the agreement.

    The following table sets forth the estimated aggregate annual benefit payable to each of the executives named in the table under the executive's supplemental retirement agreement and from Uniroyal's defined benefit pension plan upon retirement at or after normal retirement age based on each executive's compensation history to date and assuming payment of such benefit in the form of a life annuity:

                                            ESTIMATED ANNUAL
                                             RETIREMENT
            NAME OF INDIVIDUAL                BENEFIT
------------------------------------------      --------
Vincent A. Calarco                              $846,500
Alfred F. Ingulli                                270,848
Peter Barna                                      193,850
William A. Stephenson                            241,025
John T. Ferguson II                              186,508

EMPLOYMENT AGREEMENTS

    EMPLOYMENT AGREEMENT WITH VINCENT A. CALARCO. Mr. Calarco is employed pursuant to an employment agreement which was amended and restated in May 1999. The agreement provides for Mr. Calarco's employment as Chairman of the Board, President and Chief Executive Officer for a term of three years, with automatic annual one-year extensions of the term unless the Company gives notice at least 60 days prior to the anniversary of the date of the agreement that the term will not be extended.

    The amended agreement calls for a base salary of not less than $750,000 and for Mr. Calarco's continued participation in employee benefit plans and other fringe benefit arrangements substantially as in the past. In the event
Mr. Calarco's employment is terminated by the Company other than for cause, disability, or death or by Mr. Calarco for good reason (as defined in the agreement), the Company is obligated to pay Mr. Calarco his salary to the date of termination, incentive compensation in an amount no less than the bonus paid to him for the prior year pro-rated to that date, and a lump sum termination payment equal to three times the sum of his then current salary and the highest bonus paid to him during the three years preceding his termination, to continue certain employee and fringe benefits provided under the agreement for a period of three years or until he obtains other employment and certain other benefits for the life of Mr. Calarco and his spouse, and to make certain additional payments to cover any excise tax imposed under the Internal Revenue Code on the amounts payable as a result of his termination and any legal fees incurred by Mr. Calarco in enforcing the Company's obligations under the agreement.

    EMPLOYMENT AGREEMENTS WITH ALFRED F. INGULLI, WILLIAM A. STEPHENSON, PETER BARNA AND JOHN T. FERGUSON. The Company has entered into employment agreements with certain other key management employees, including Messrs. Ingulli, Stephenson, Barna and Ferguson. Each agreement is operative upon the occurrence of a change in control (as defined in the agreement) and is intended to encourage the executive to remain in the employ of the Company by providing the executive with greater security. Absent a change in control, the agreements do not require the Company to retain the executive or to pay the executive any specified level of compensation or benefits except that Messrs. Ingulli and Stephenson have agreements that require that they be paid severance payments in the event that they are terminated without cause or they resign for good reason (as defined in the agreements) during an annually renewable two-year period.

    In the event of a change in control, the agreements provide that there will be no change, without the executive's consent, in the salary, bonus opportunity, benefits, duties, and location of employment of the executive for a period of two or three years after the change in control. If, during such period, the executive's employment is terminated by the Company other than for cause, disability, or death or the executive resigns for good reason (as defined in the agreements), the Company will pay the executive his salary to the date of termination, incentive compensation in an amount no less than the bonus paid to the executive for the prior year pro-rated to that date, and a lump sum severance payment equal to three times the sum of the executive's base salary and the highest bonus paid to the executive during the three years preceding the executive's termination and will continue other employee benefits similar to those provided to the executive prior to the executive's termination for a period of three years or until the executive's earlier employment with another employer.

COMPENSATION OF DIRECTORS

    Members of the Board who are not employees of the Company receive the following for their services:

    * an annual retainer of $35,000 (committee chairmen receive an additional retainer of $5,000); and

    * a fee of $12,000 for Board and committee meeting service.

    Directors are reimbursed for expenses incurred in attending meetings. In addition, the Company provides accidental death and travel insurance coverage for each non-employee director.

    Each year non-employee directors may elect to defer all or any portion of their retainers and fees in the form of shares of the Company's Common Stock pursuant to the Directors Deferred Compensation Plan. Directors may also choose to receive all or a one-half ( 1/2) portion of their annual retainer fee in non-qualified stock options of the Company's common stock on the basis of $3.00 of underlying stock for each $1.00 of foregone cash, provided that the number of stock options issued to a director pursuant to this program and/or under the Crompton Corporation 1998 Long Term Incentive Plan (the "1998 Plan") during each year shall not exceed an aggregate of stock options to purchase in excess of 20,000 shares of the Company's Common Stock.

    The 1998 Plan provides for the issuance to non-employee directors on the date of the first meeting of the Board in the fourth quarter of each year of an option to purchase up to 20,000 shares of the Company's Common Stock. The exercise price of the options may not be less than the fair market value of the Company's Common Stock on the grant date. The options to be granted under the 1998 Plan are non-qualified options not intended to qualify as incentive stock options under the Internal Revenue Code of 1986, and may not be exercisable more than 10 years and one month after the date of grant.

    Directors who are employees of the Company receive no additional compensation for services on the Board of Directors.

--------------------------------------------------------------------------------

                             APPROVAL OF SELECTION
                             OF INDEPENDENT AUDITOR

--------------------------------------------------------------------------------

    The Board of Directors has, subject to approval by the stockholders, selected the firm of KPMG LLP to act as auditor for the fiscal year 2003. The Board of Directors recommends a vote FOR approval, and unless otherwise directed, proxies will be voted in favor of this selection. The affirmative vote of the holders of a majority of the shares of the Company represented and entitled to vote at the meeting is required for such approval.

    Representatives of KPMG LLP will be present at the annual meeting, with the opportunity to make a statement if they desire to do so and to respond to appropriate questions raised at the meeting.

--------------------------------------------------------------------------------

                              STOCKHOLDER PROPOSAL

--------------------------------------------------------------------------------

    The Plumbers and Pipefitters National Pension Fund, 103 Oronoco Street, Alexandria, Virginia 22314, the beneficial owner of 57,800 shares of the Company's Common Stock, has advised the Company that it intends to introduce the following resolution at this year's annual meeting:

    "Resolved: The shareholders of Crompton Corporation ("Company") urge the Board of Directors to amend the Company's by laws to require that an independent director--as defined by the rules of the New York Stock Exchange "NYSE")--who has not served as an officer of the Company be its Chairman of the Board of Directors.

    "Supporting Statement: The recent wave of corporate scandals at such companies as Enron, WorldCom and Tyco has resulted in renewed emphasis on the importance of independent directors. For example, both the NYSE and NASDAQ have proposed new rules that would require corporations that wish to be traded on them to have a majority of independent directors.

    "Unfortunately, having a majority of independent directors alone is clearly not enough to prevent the type of scandals that have afflicted Enron, WorldCom and Tyco. All of these corporations had a majority of independent directors on their boards when the scandals occurred.

    "All of these corporations also had a Chairman of the Board who was also an insider, usually the Chief Executive Officer ("CEO"), or a former CEO, or some other officer. Obviously, no matter how many independent directors there are on a board, that board is less likely to protect shareholder interests by providing independent oversight of the officers if the Chairman of that board is also the CEO, former CEO or some other officer of the company.

    "We respectfully urge the board of our Company to dramatically change its corporate governance structure and the public's perception of it by having an independent director serve as its Chairman who is not a former CEO.

    "Although this change would be dramatic, it would hardly be radical. In the United Kingdom it is common to separate the offices of Chairman and CEO. In 1996, a blue ribbon commission on Director Professionalism of the National Association of Corporate Directors recommended that an independent director should be charged with "organizing the board's evaluation of the CEO and providing continuous feedback; chairing executive sessions of the board; setting the agenda with the CEO, and leading the board in anticipating and responding to crises."'

    THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE AGAINST THIS PROPOSAL FOR THE FOLLOWING REASONS:

    The Board of Directors believes that it is not in the best interest of the Company and its stockholders to adopt a by-law provision to require that an independent director serve as Chairman of the Board. The Board believes that it should have the flexibility to choose its leader depending on then current circumstances and it should be free to make this choice in a manner best for the Company and without constraint at any point in time. The Company's by-laws do not preclude the Board from selecting different individuals to hold the positions of Chairman and Chief Executive Officer, if, at some future time, the Board believes that such a selection is in the best interest of the Company and its stockholders. The Board will continue to periodically review the situation and will take such action as may be warranted.

    Independent oversight of management is effectively conducted and maintained through the Board of which six of seven directors are independent. In addition to the Board, various committees of the Board perform independent management oversight. The charters of each Board committee provide that no member of that committee may be an employee of the Company. All directors of the Company, including the Chairman, are bound by fiduciary obligations, imposed by law, to serve the best interests of the stockholders. Separating the offices of the Chairman and Chief Executive Officer would not serve to enhance or diminish the fiduciary duties of any director of the Company.

    The Board believes that the Company and its stockholders benefit from the experienced leadership and full-time attention of Mr. Vincent A. Calarco, the Company's Chairman and Chief Executive Officer, who has spent more than seventeen years with the Company. Mr. Calarco serves as a bridge between management and the Board, ensuring that both act with a common purpose. The Board believes that it needs the ability to balance board structure with the flexibility to determine board leadership.

    THE BOARD BELIEVES THAT THIS PROPOSAL IS NOT IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE AGAINST APPROVAL, AND UNLESS OTHERWISE DIRECTED, PROXIES WILL BE VOTED AGAINST THIS SELECTION.

    The affirmative vote of the holders of a majority of the shares of the Company represented and entitled to vote at the meeting is required for approval.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  ----------------------------------------------------------------------------

    Section 16(a) of the Exchange Act requires the Company's officers and directors, and stockholders who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the New York Stock Exchange. Officers, directors and stockholders who own more than ten percent of such of the Company's securities are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

    Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that during fiscal year 2002, all filings required of its officers, directors and covered stockholders were made in compliance with applicable SEC regulations.

--------------------------------------------------------------------------------

                                 OTHER MATTERS

--------------------------------------------------------------------------------

    As of the date of this statement, the Board of Directors does not know of any matter other than those referred to in this Proxy Statement as to which action is expected to be taken at the annual meeting of stockholders.

    The shares represented by proxies in the form solicited by the Board of Directors will be voted at the meeting. Where a choice is specified on the proxy with respect to a matter to be voted upon, the shares represented by the proxy will be voted in accordance with the specification so made. If no choice is specified, such shares will be voted (i) for the election as directors of the three nominees for directorships named herein, (ii) in favor of the selection of KPMG LLP as auditor for fiscal year 2003, and (iii) against the stockholder proposal.

    If any business not referred to in this Proxy Statement shall properly come before the meeting, it is intended that those persons named as proxies will vote the proxies in accordance with their judgment of the best interests of the Company and its stockholders.

                                           By Order of the Board of Directors,
                                           [LOGO]
                                           Barry J. Shainman
                                           Secretary

Dated: March 31, 2003

CROMPTON CORPORATION                                            Please
                                                                Mark Here
                                                                for Address  |_|
                                                                Change or
                                                                Comments
                                                                SEE REVERSE SIDE

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 1.

1. Election of directors: 01 Vincent A. Calarco, 02 Roger L. Headrick and 03 Patricia K. Woolf to serve as Class III directors for a term expiring in 2006.

              FOR ALL NOMINEES          WITHHOLD AUTHORITY
            with exceptions noted        FOR ALL NOMINEES

                    |_|                         |_|

(To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below)

________________________________________________________________________________

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 2.

                                                         FOR   AGAINST   ABSTAIN
2.    Approval of the selection by the Board of          |_|     |_|       |_|
      KPMG LLP as independent auditors for 2003.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST PROPOSAL 3.

                                                         FOR   AGAINST   ABSTAIN
3.    Shareholder proposal to require that an            |_|     |_|       |_|
      independent director serve as Chairman of the Board.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

By checking the box to the right, I consent to future delivery of
annual reports, proxy statements, prospectuses and other materials and       |_|
shareholder communications electronically via the Internet at a webpage which will be disclosed to me. I understand that the Company may no longer distribute printed materials to me from any future shareholder meeting until such consent is revoked. I understand that I may revoke my consent at any time by contacting the Company's transfer agent, Mellon Investor Services LLC, Ridgefield Park, NJ and that costs normally associated with electronic delivery, such as usage and telephone charges as well as any costs I may incur in printing documents, will be my responsibility.

Signature______________________Signature______________________ Date ____________
NOTE: Signature should agree with name stenciled hereon. When signing as executor, administrator, trustee, or attorney, please give full title as such. For joint accounts or co-fiduciaries, all joint owners or co-fiduciaries should sign.

--------------------------------------------------------------------------------
                            ^ FOLD AND DETACH HERE ^

                     Vote by Internet or Telephone or Mail
                         24 Hours a Day, 7 Days a Week

  Internet and telephone voting is available through 11PM Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

-------------------------------            -----------------------------               ---------------------
           Internet                                  Telephone                                  Mail
   http://www.eproxy.com/ck                        1-800-435-6710

Use the Internet to vote your              Use any touch-tone telephone                 Mark, sign and date
proxy. Have your proxy card in             to vote your proxy. Have your                  your proxy card
hand when you access the web               proxy card in hand when you        OR                and
site. You will be prompted to      OR      call. You will be prompted to                  return it in the
enter your control number,                 enter your control number,                  enclosed postage-paid
located in the box below, to               located in the box below, and                      envelope.
create and submit an                       then follow the directions
electronic ballot.                         given.
-------------------------------            -----------------------------               ---------------------

              If you vote your proxy by Internet or by telephone,
                 you do NOT need to mail back your proxy card.

                              CROMPTON CORPORATION
                   PROXY SOLICITED BY THE BOARD OF DIRECTORS

       For Annual Meeting on April 29, 2003, at Sheraton Stamford Hotel,
             2701 Summer Street, Stamford, Connecticut, 11:15 A.M.

      The undersigned appoints VINCENT A. CALARCO, JOHN T. FERGUSON II and BARRY
J. SHAINMAN or each of them, with power of substitution, proxy and attorney for the undersigned to vote all shares of stock of Crompton Corporation that the undersigned is entitled to vote at the Annual Meeting of the Stockholders of said Corporation to be held on Tuesday, April 29, 2003, at 11:15 a.m. and any adjournments thereof, with all powers the undersigned would have if present, upon the proposals set forth on the reverse side and in their discretion on all matters properly coming before the meeting, including those described in the Notice and Proxy Statement thereof, receipt of which is acknowledged.

      This Proxy will be voted as directed, or where no direction is given, will be voted "FOR" Proposals Nos. 1 and 2 and against 3. If any nominee for the Board of Directors named in the Proxy Statement is unavailable to serve, this Proxy will be voted for such substitute nominee as may be recommended by the Board of Directors. The Board of Directors is not aware of other matters to come before the meeting.

        CONTINUED, AND TO BE VOTED, SIGNED AND DATED ON THE REVERSE SIDE

________________________________________________________________________________
    Address Change/Comments (Mark the corresponding box on the reverse side)
________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________


--------------------------------------------------------------------------------
                            ^ FOLD AND DETACH HERE ^